EX-99.906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of TCW Metropolitan West Funds, do hereby certify, to such officer’s knowledge, that:

1.

The semi-annual reports on Form N-CSR of TCW Metropolitan West Funds, for the period ended September 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of TCW Metropolitan West Funds.

Date: December 3, 2025

/s/ Megan McClellan
Megan McClellan
President and Principal Executive Officer

/s/ Richard M. Villa
Richard M. Villa
Treasurer and Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906 has been provided to TCW Metropolitan West Funds, and will be retained by TCW Metropolitan West Funds, and furnished to the Securities and Exchange Commission or its staff upon request.